Vertro, Inc.	Press Release

Peter Corrao
President & CEO
Peter.Corrao@vertro.com
(212) 231-2000

Vertro, Inc. Announces Fourth Quarter and Full Year 2009 Results

Company Delivers on Q4 Profit Forecast with $0.8 Million in GAAP Net Income from Continued Operations

NEW YORK, NY – March 25, 2010 – Vertro, Inc. (NASDAQ: VTRO), today reported financial results for the fourth quarter and full year ended December 31, 2009.

Summary of Fourth Quarter 2009 Results from Continuing Operations:

•	Revenue of $8.0 million in Q4 2009, compared to revenue of $7.4 million in Q3 2009;

•	Gross margins of 95% in Q4 2009, comparable to the 94% gross margins in Q3 2009;

•
EBITDA of $0.4 million in Q4 2009, compared to an EBITDA loss of $1.6 million in Q3 2009. Q4 2009 EBITDA included $0.2 million non-cash compensation expense and a $0.4 million gain from the sale of a patent. Q3 2009 EBITDA included $0.2 million non-cash compensation expense;

•
Adjusted EBITDA of $0.3 million in Q4 2009, compared to an Adjusted EBITDA loss of $1.4 million in Q3 2009. Q4 2009 Adjusted EBITDA excluded $0.2 million non-cash compensation expense and a $0.4 million gain from the sale of a patent. Q3 2009 EBITDA excluded $0.2 million non-cash compensation expense; and

•
GAAP net income from continuing operations of $0.8 million or $0.02 per basic share in Q4 2009, compared to GAAP net loss from continuing operations of $1.8 million or $(0.05) per basic share in Q3 2009.

“2009 was a transformational year in which we completed the sale of MIVA Media and focused on driving growth and returning the continuing business to profitability,” commented Peter Corrao, Vertro’s President and Chief Executive Officer.

“We believe our financial results since the sale of MIVA Media on March 12 speak for themselves. We turned $6.0 million in revenue and a $3.4 million EBITDA loss in Q2 2009, into $8.0 million in revenue and a $0.4 million EBITDA profit in Q4 2009. We believe that our focus on product innovation and vertical and international expansion will enable us to achieve EBITDA profitability throughout 2010.”

Fourth Quarter 2009 Results from Continuing Operations

Revenue was $8.0 million in Q4 2009, compared to Q3 2009 revenue of $7.4 million.

Gross margins were 95% in Q4 2009, compared to 94% in Q3 2009. Gross margin excludes advertising spend of $4.9 million in Q4 2009 and $6.0 million in Q3 2009, which is included in consolidated operating expenses within the marketing, sales and service category.

Operating expenses were $7.5 million in Q4 2009, compared to $8.6 million in Q3 2009. The operating expenses in Q3 and Q4 2009 included $0.2 million of non-cash compensation expense.

EBITDA was $0.4 million in Q4 2009, compared to an EBITDA loss of $1.6 million in Q3 2009. Q4 2009 EBITDA included $0.2 million non-cash compensation expense and a $0.4 million gain from the sale of a patent. Q3 2009 EBITDA included $0.2 million non-cash compensation expense.

Adjusted EBITDA was $0.3 million in Q4 2009 compared to an Adjusted EBITDA loss of $1.4 million in Q3 2009. Q4 2009 Adjusted EBITDA excluded $0.2 million non-cash compensation expense and a $0.4 million gain from the sale of a patent. Q3 2009 Adjusted EBITDA excluded $0.2 million non-cash compensation expense.

GAAP net income was $0.8 million or $0.02 per basic share in Q4 2009, compared to GAAP net loss of $1.8 million or $(0.05) per basic share in Q3 2009. Q4 2009 GAAP net income included a $0.4 million gain from the sale of a patent.

Adjusted net income was $0.7 million or $0.02 per diluted share in Q4 2009, compared to Adjusted net loss of $1.5 million or $(0.04) per diluted share in Q3 2009. Q4 2009 Adjusted net income excluded $0.2 million in non-cash compensation expense and a $0.4 million gain from the sale of a patent. Q3 2009 Adjusted net loss excluded $0.2 million in non-cash compensation.

Cash and cash equivalents were $4.8 million at December 31, 2009, a decrease of $1.5 million from September 30, 2009 cash of $6.3 million. The decrease was primarily a result of certain anticipated one-time expenses.

As of December 31, 2009, the Company had an active base of 42 full time employees, down from approximately 50 on September 30, 2009.

Full Year 2009 Results from Continuing Operations:

Revenue was $27.6 million in FY 2009, compared to revenue of $41.3 million in FY 2008. The decrease in revenue was due primarily to reductions in advertising spend in the second half of 2008 that resulted in a decline in the Company’s live user base.

Gross margins were 94% in FY 2009, compared to 94% in FY 2008.

Operating expenses were $33.7 million in FY 2009, compared to $58.4 million in FY 2008. In 2008 total operating expenses included $1.9 million in litigation settlements, $7.9 million in non-cash goodwill and tangible and intangible asset impairment charges, and $0.6 million in restructuring charges.

EBITDA was a loss of $7.2 million in FY 2009, compared to an EBITDA loss of $17.7 million in FY 2008. 2009 EBITDA included $1.2 million in non-cash compensation expense and a $0.4 million gain from the sale of a patent. 2008 EBITDA included $2.3 million in non-cash compensation expense, $1.9 million in a litigation settlement, $7.9 million in non-cash goodwill and tangible and intangible asset impairment charges, and $0.6 million in restructuring charges.

Adjusted EBITDA was a loss of $6.4 million in FY 2009, compared to an Adjusted EBITDA loss of $4.9 million in FY 2008. FY 2009 adjustments were $1.2 million non-cash compensation expense, a $0.4 gain from the sale of a patent, and ($0.02) from the reversal of a restructuring charge.  FY 2008 adjustments were $2.3 million non-cash compensation expense, $7.9 million in non-cash goodwill and tangible and intangible asset impairment charges, and $0.6 million in restructuring charges.

GAAP net loss was $7.7 million, or $(0.23) per diluted share in FY 2009, compared to GAAP net loss of $19.6 million, or $(0.60) per diluted share in FY 2008. 2009 GAAP net loss included a $0.4 million gain from the sale of a patent.

Adjusted net loss was $6.8 million or $(0.20) per diluted share in FY 2009, compared to an Adjusted net loss of $5.5 million or $(0.17) per diluted share in FY 2008.  FY 2009 adjustments were $1.2 million non-cash compensation expense, a $0.4 million gain from the sale of a patent, ($0.02) from the reversal of a restructuring charge, and $0.1 million in amortization. FY 2008 adjustments were $2.3 million non-cash compensation expense, $7.9 million in non-cash goodwill and tangible and intangible asset impairment charges, $0.6 million in restructuring charges, and $1.4 million in amortization.

Selected metrics from continuing operations for FY 2009 are available on Vertro’s investor relations website at: http://ir.vertro.com/results.cfm

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on Thursday, March 25, 2010, at approximately 4:30 p.m. ET. Details of the call for interested parties are as follows:

Date: Thursday, March 25, 2010
Time: 4:30 p.m. ET
Dial-in numbers: (877) 353-0044 / (970) 315-0525 (Intl.)
Live webcast: http://ir.vertro.com/events.cfm
Conference call replay: http://ir.vertro.com/events.cfm

Vertro believes that “EBITDA”, “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant changes in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions that have since been written off. Vertro defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. Vertro uses EBITDA and Adjusted EBITDA as internal measures of its business and believes they are utilized as important measures of performance by the investment community. Vertro sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. Vertro defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. Vertro believes the use of these measures does not lessen the importance of GAAP measures.

About Vertro, Inc.
Vertro, Inc. (NASDAQ:VTRO) is an Internet company that owns and operates the ALOT product portfolio. ALOT's products are designed to 'Make the Internet Easy' by enhancing the way consumers engage with content online. Through ALOT, Internet users can discover best-of-the-web content and display that content through customizable toolbar, homepage and desktop products. ALOT has millions of live users across its product portfolio. Together these users conduct high-volumes of type-in search queries, which are monetized through third-party search and content agreements.

Source: VTRO-E

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (3) our ability to develop and successfully market new products and services, and (4) the potential acceptance of new products in the market. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2009.

Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “EBITDA”, “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Vertro provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to net income/loss and net income/loss per share for the three months and year ended December 31, 2009 are included in this press release is set forth below.

Vertro, Inc.
Consolidated Statements of Operations
 (in thousands, except per share data)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$8,008	$8,550	$27,633	$41,291
Cost of services	387	426	1,767	2,352
Gross profit	7,621	8,124	25,866	38,939

Operating expenses
Marketing, sales, and service	5,351	5,616	22,597	28,269
General and administrative	1,641	3,083	8,521	14,808
Product development	525	859	2,452	3,562
Amortization	-	-	146	1,364
Litigation Settlement	-	1,875	-	1,875
Impairment	-	7,927	-	7,927
Restructuring Charges	-	(27)	(15)	634
Total operating expenses	7,517	19,333	33,701	58,439
Income (Loss) from operations	104	(11,209)	(7,835)	(19,500)
Other Income	$360	$-	$360	$-
Interest (expense), net	-	(29)	(75)	153
Exchange rate gain (loss)	11	-	(476)	-
Income (Loss) before provision for income taxes	475	(11,237)	(8,026)	(19,347)
Income tax expense (benefit)	(313)	149	(285)	216

Income (Loss) from continuing operations	$788	$(11,386)	$(7,741)	$(19,563)
Loss from discontinued operations	$(30)	$(11,948)	$(3,513)	$(25,890)
Gain on sale of discontinued operations	-	-	7,139	-
Net Income (loss)	$758	$(23,334)	$(4,115)	$(45,453)
Basic earnings (loss) per share	`
Continuing operations	$0.02	$(0.35)	$(0.23)	$(0.60)
Discontinued operations	$(0.00)	$(0.37)	$0.11	$(0.79)
Diluted earnings (loss) per share
Continuing operations	$0.02	$(0.35)	$(0.23)	$(0.60)
Discontinued operations	$(0.00)	$(0.37)	$0.11	$(0.79)
Weighted-average number of common shares outstanding
Basic	33,869	32,621	33,648	32,621
Diluted	33,869	32,621	33,648	32,621

Vertro, Inc.
Consolidated Statements of Operations
 (in thousands, except per share data)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$8,008	$7,389	$6,002	$6,234
Cost of services	387	479	445	456
Gross profit	7,621	6,910	5,557	5,778
Operating expenses
Marketing, sales, and service	5,351	6,350	6,143	4,753
General and administrative	1,641	1,595	2,193	3,092
Product development	525	596	633	698
Amortization	-	106	40	-
Restructuring Charges	-	-	-	(15)
Total operating expenses	7,517	8,647	9,009	8,528
Income (Loss) from operations	104	(1,737)	(3,452)	(2,750)
Other Income	360	-	-	-
Interest income, net	-	(2)	9	(82)
Exchange rate gain (loss)	11	(89)	(398)	-
Income (Loss) before provision for income taxes	475	(1,828)	(3,841)	(2,832)
Income tax expense	(313)	-	14	14
Income (Loss) from continuing operations	$788	$(1,828)	$(3,855)	$(2,846)
Income/(loss) from discontinued operations	$(30)	$1,184	$491	$(5,158)
Gain on sale of discontinued operations	-	-	$213	$6,926
Net Income (loss)	$758	$(644)	$(3,151)	$(1,078)
Basic earnings (loss) per share
Continuing operations	$0.02	$(0.05)	$(0.11)	$(0.08)
Discontinued operations	$(0.00)	$0.04	$0.02	$0.05
Diluted earnings (loss) per share
Continuing operations	$0.02	$(0.05)	$(0.11)	$(0.08)
Discontinued operations	$(0.00)	$0.04	$0.02	$0.05
Weighted-average number of common shares outstanding
Basic	33,869	33,784	33,707	33,197
Diluted	33,869	33,784	33,707	33,197

Vertro, Inc.
Reconciliations to Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
Additional information:	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Adjusted EBITDA	$321	$(994)	$(6,416)	$(4,945)
Adjusted net income (loss)	$662	$(1,178)	$(6,818)	$(5,453)
Adjusted net income (loss) per share	$0.02	$(0.04)	$(0.20)	$(0.17)

	Three Months	Three Months
	Ended	Ended
Additional information:	December 31, 2009	September 30, 2009
Adjusted EBITDA	$321	$(1,365)
Adjusted net income (loss)	$662	$(1,486)
Adjusted net income (loss) per share	$0.02	$(0.04)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
Reconciliation of Net Income (Loss) to Adjusted EBITDA	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Income (Loss) from continuing operations	$788	$(11,386)	$(7,741)	$(19,563)
Interest income (expense), net and exchange rate loss	(11)	29	551	(153)
Income tax expense (benefit)	(313)	149	(285)	216
Depreciation	(17)	6	136	445
Amortization	-	-	146	1,364
EBITDA	447	(11,203)	(7,193)	(17,691)
Other Income	(360)	-	(360)	-
Non-Cash Compensation	234	434	1,152	2,310
Litigation	-	1,875	-	1,875
Restructuring	-	(27)	(15)	634
Impairment	-	7,927	-	7,927
Adjusted EBITDA	$321	$(994)	$(6,416)	$(4,945)

	Three Months	Three Months
	Ended	Ended
Reconciliation of Net Income (Loss) to Adjusted EBITDA	December 31, 2009	September 30, 2009
Income (Loss) from continuing operations	$788	$(1,828)
Interest income (expense), net and exchange rate loss	(11)	91
Income tax expense	(313)	-
Depreciation	(17)	30
Amortization	-	106
EBITDA	447	(1,601)
Other Income	(360)	-
Non-Cash Compensation	234	236
Adjusted EBITDA	$321	$(1,365)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
Reconciliation of Net Income (Loss) to Adjusted Net Loss	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Income (Loss) from continuing operations	$788	$(11,386)	$(7,741)	$(19,563)
Other Income	(360)	-	(360)	-
Equity	234	434	1,152	2,310
Non-Cash Compensation	-	1,875	-	1,875
Litigation	-	(27)	(15)	634
Impairment	-	7,927	-	7,927
Amortization	-	-	146	1,364
Adjusted net Income (loss)	$662	$(1,178)	$(6,818)	$(5,453)
Adjusted net Income (loss) per share	0.02	(0.04)	(0.20)	(0.17)
Shares used in per share calculation - basic / diluted	33,869	32,621	33,648	32,621

	Three Months	Three Months
	Ended	Ended
Reconciliation of Net Income (Loss) to Adjusted Net Loss	December 31, 2009	September 30, 2009
Income (Loss) from continuing operations	$788	$(1,828)
Other Income	(360)	-
Equity	234	236
Amortization	-	106
Adjusted net loss	$662	$(1,486)
Adjusted net Income (loss) per share	$0.02	$(0.04)
Shares used in per share calculation - basic	33,869	33,784

Vertro, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)

	December 31,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,837	$6,699
Accounts receivable, less allowances of $679 and $1,242
at December 31, 2009 and 2008.	3,041	11,204
Deferred tax assets	-	167
Income tax receivable	695	247
Prepaid expenses and other current assets	651	1,584

TOTAL CURRENT ASSETS	9,224	19,901

Property and equipment, net	71	4,975
Restricted cash	200	2,000
Other assets	517	703

TOTAL ASSETS	$10,012	$27,579

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$4,706	$6,609
Accrued expenses	2,778	9,620
Current portion of long-term debt	-	783
Income Tax Payable	299	-
Deferred revenue	25	1,914

TOTAL CURRENT LIABILITIES	7,808	18,926

Deferred tax liabilities long-term	-	167
Long-term debt	-	4,595
Other long-term liabilities	1,365	1,305

TOTAL LIABILITIES	9,173	24,993

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized,
500 shares; none issued and outstanding	-	-
Common stock, $.001 par value; authorized, 200,000
shares; issued 35,642 and 34,480 respectively;
outstanding 33,852 and 32,731, respectively	35	34
Additional paid-in capital	270,690	268,841
Treasury stock; 1,790 and 1,749 shares at cost, respectively	(6,722)	(6,719)
Accumulated other comprehensive income	12,914	12,393
Accumulated Deficit	(276,078)	(271,963)

TOTAL STOCKHOLDERS' EQUITY	839	2,586

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,012	$27,579